Exhibit 99.1

-APi Group Provides Update on 2024 Performance and Initial 2025 Guidance and Announces Repricing of Term Loan-

New Brighton, Minnesota – February 19, 2025 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today provided an update on year-end 2024 results and net revenue and adjusted EBITDA guidance for 2025. The Company also announced the successful repricing of its Term Loan due 2029. The Company is participating in two upcoming investor conferences and may discuss these items while at the conferences.

Financial Update

Russ Becker, APi’s President and Chief Executive Officer stated: “I want to thank all our leaders for their contributions to APi. In 2024, we continued executing our strategy and achieved record financial results highlighted by continued adjusted EBITDA margin expansion and improved adjusted free cash flow conversion. We expect net revenues for 2024 will be above our October 31, 2024 guide of approximately $7,000 million. We also expect 2024 adjusted EBITDA will be in-line with the midpoint of our guided range of $890 to $900 million, prior to the unfavorable impact of a strengthened U.S. dollar since our October 31, 2024 guide. Additionally, we expect to end the year with a net leverage ratio below our target of 2.5x. We believe that the strength of our balance sheet provides continued opportunity to pursue value enhancing capital allocation alternatives in 2025.”

Becker continued, “As we look ahead to 2025, I am excited about the opportunities for the business across our global platform. At current foreign exchange rates, we expect net revenues for 2025 will range between $7,300 to $7,500 million excluding any acquisitions or divestitures, representing a return to normalized organic growth in net revenues, driven by continued momentum in our service revenues and a return to organic growth in project revenues as we move through the year. For 2025 adjusted EBITDA, we expect to deliver between $970 to $1,020 million, representing a 13.4% adjusted EBITDA margin at the midpoint, delivering on our commitment to achieve 13%+ adjusted EBITDA margin in 2025. We look forward to providing more detail on our 2024 performance as well as our outlook for 2025 on our earnings call on February 26, 2025, as well as sharing new, meaningfully higher financial targets and our strategic plan at our Investor Day on May 21, 2025.”

Repricing of Term Loan

APi announced the successful repricing of its Term Loan due 2029. The repricing reduces the applicable margin on all outstanding amounts by 25 basis points and represents cash savings of approximately $5 million annually. The refinancing transaction was completed through an amendment to APi’s credit agreement, which closed on February 14, 2025. Additionally, on December 31, 2024, APi repaid $100 million of its Term Loan due 2029, leaving $2,157 million outstanding. APi’s aggregate $1,840 million of interest rate swaps related to its Term Loan remain in effect following the repricing.

Upcoming Investor Conference Participation

APi’s senior leadership will be participating in a fireside chat at the Citi 2025 Global Industrial Tech and Mobility Conference on Wednesday, February 19, 2025 at 3:30pm ET and the Barclays 2025 Industrial

Select Conference on Thursday, February 20, 2025 at 1:50pm ET. The live webcast link and archived replay will be available in the “Events” area on the Investor Relations page of APi’s website at www.apigroupcorp.com. Interested parties should check the Company’s website for any schedule updates or time changes.

About APi:

APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations and Media Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Forward-Looking Statements and Disclaimers

Certain statements in this press release and related comments made by management may be considered forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In some cases, you can identify forward-looking statements by terms including “expect”, “anticipate”, “project”, “will”, “should”, “believe”, “intend”, “plan”, “estimate”, “potential”, “target”, “would”, and similar expressions, although not all forward-looking statements contain these identifying terms. While we believe these statements are reasonable, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including (i) economic conditions, competition, inflation, or currency impacts, (ii) the ability to recognize the anticipated benefits of the Company’s acquisitions, including anticipated cost savings from the Chubb acquisition, (iii) failure to fully execute the Company’s inspection first strategy or to realize the expected service revenue from such inspections, (iv) risks associated with the Company’s expanded international operations, (v) the Company’s substantial level of indebtedness, and (vi) those risks and uncertainties discussed in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We do not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business process transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

The preliminary, unaudited financial estimates contained in this press release are based on information available to management as of the date of this press release, remain subject to the completion of normal year-end accounting procedures and adjustments, and are subject to change. Our independent registered public accounting firm has not completed its audit of our results for the year ended December 31, 2024. During the course of the preparation of our consolidated financial statements and related notes, and completion of our financial close and procedures for the year ended, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the year ended December 31, 2024 are finalized. We undertake no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release.

Non-GAAP Financial Measures

This press release contains non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses certain non-U.S. GAAP financial measures that are included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-U.S. GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance, (b) permit investors to compare the Company with its peers and (c) determine certain elements of management’s incentive compensation (d) provide consistent period-to-period comparisons of the results. Specifically:

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The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization, excluding the impact of certain non-cash and other specifically identified items. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results.